Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 1st QUARTER RESULTS

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, Monday, May 2, 2005

SBA Communications Corporation (“SBA” or the “Company”) today reported results for the quarter ended March 31, 2005. Highlights of the results include:

•	First quarter over year earlier period:

Site leasing revenue growth of 13%

Site leasing gross profit growth of 18%

Loss from continuing operations reduced from $51.5 million to $21.5 million

Adjusted EBITDA growth of 23%

All historical financial results presented herein for the three months ended March 31, 2004 have been restated to reflect the Company’s change in its method of accounting for ground lease expense as detailed in our Form 10-K for fiscal year 2004. Additionally, as previously announced in the first half of 2004, the Company adopted a plan to sell all of its services business in the western United States and completed the sale of all portions of its western services business in 2004. The results of the Company’s western services segment are reflected as discontinued operations in accordance with generally accepted accounting principles for the three months ended March 31, 2004. Other than the net loss information presented below, all other financial information contained in the text of this press release is from the Company’s continuing operations.

Operating Results

Total revenues in the first quarter of 2005 were $58.3 million, compared to $50.9 million in the year earlier period, an increase of 14.6%. Site leasing revenue of $38.3 million and site leasing gross profit of $26.3 million were up 13.0% and 18.0%, respectively, over the year earlier period. Cost of site leasing revenue for the three months ended March 31, 2005 and 2004 included approximately $1.4 million and $1.5 million, respectively, of non-cash ground lease expense calculated pursuant to the Company’s revised method of accounting for ground lease expense. Same tower revenue and site leasing gross profit growth on the 3,045 towers owned at March 31, 2005 and March 31, 2004 were 12% and 18% respectively. Site leasing contributed 97.4% of the Company’s gross profit in the first quarter of 2005.

As a result of the Company’s change in its method of accounting for ground lease expense, SBA modified its definition of Tower Cash Flow and Adjusted EBITDA to exclude the non-cash impact from straight-line calculations used to determine leasing revenue or ground rent expense.

Reconciliations of these non-GAAP terms to reported GAAP financial results are provided below. Tower Cash Flow for the three months ended March 31, 2005 was $27.3 million, a 16.2% increase over the year earlier period. Tower Cash Flow margin for the three months ended March 31, 2005 was 71.9%, a 210 basis point improvement over the year earlier period.

Site development revenues were $20.0 million in the first quarter of 2005 compared to $16.9 million in the year earlier period, a 17.9% increase. Site development gross profit margin was 3.6% in the first quarter of 2005, compared to 3.3% in the year earlier period.

Selling, general and administrative expenses were $7.2 million in both the first quarter of 2005 and 2004. Loss from continuing operations for the first quarter of 2005 was $21.5 million or $(.33) per share, compared to $51.5 million or $(.92) per share in the year earlier period. Net loss in the first quarter of 2005 was $21.7 million, or $(.33) per share, compared to a net loss of $51.4 million, or $(.92) per share, in the year earlier period. Excluding $1.7 million relating to non-cash asset impairment charges and the write-off of deferred financing fees and extinguishment of debt charges, first quarter 2005 loss from continuing operations was $19.8 million or $(.31) per share. Adjusted EBITDA was $20.9 million, compared to $16.9 million in the year earlier period, or a 23.2% increase. Adjusted EBITDA margin was 36.1% in the first quarter of 2005.

Net cash interest expense and non-cash interest expense was $9.8 million and $7.3 million, respectively, in the first quarter of 2005, compared to $13.7 million and $7.3 million in the year earlier period.

Cash provided by operating activities for the three months ended March 31, 2005 was $16.0 million, compared to cash provided by operating activities of $2.5 million for the three months ended March 31, 2004. Equity free cash flow (defined below) for the three months ended March 31, 2005 was $7.6 million compared to $(5.8) million in the year earlier period.

“Once again we produced strong and consistent growth in leasing, our primary business segment,” said Jeffrey A. Stoops, SBA’s President and Chief Executive Officer. “Our strong growth and financial results reflect good customer activity combined with a high quality tower portfolio. We ended the quarter with solid backlogs in both our leasing and services segments, and we believe that customer activity and backlogs will remain solid. We are very excited about the towers we added to our portfolio in the first quarter. We intend to continue to pursue a moderate pace of portfolio additions, focusing on building and buying towers that have growth characteristics similar to our existing portfolio. We remain very optimistic about continued growth through the remainder of 2005.”

Investing Activities

During the first quarter of 2005, SBA purchased 51 towers, built two towers and sold or otherwise disposed of one tower, which was previously held for sale. As a result of these activities, as of March 31, 2005 SBA owned 3,113 towers in continuing operations, excluding five towers that were held for sale. Total cash capital expenditures for the first quarter of 2005 were $13.3 million, consisting of $1.1 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $12.2 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease purchases). The 51 towers were purchased for an aggregate amount of $15.4 million, consisting of $9.5 million in cash and 0.7 million shares of SBA common stock.

Since April 1, 2005, SBA has purchased three towers for an aggregate amount of $.7 million, consisting of $.2 million in cash and approximately 50 thousand shares of SBA common stock. The Company has agreed to purchase an additional 40 towers for an aggregate amount of $19.6 million, which we expect to fund from approximately $8.3 million of our cash and the remainder from the issuance of SBA common stock. We anticipate that these acquisitions will be consummated by the end of the third quarter of 2005.

Financing Activities and Liquidity

SBA ended the first quarter with $322.6 million outstanding under its $400.0 million senior credit facility, $309.8 million of 9 3/4% senior discount notes, $250.0 million of 8 1/2% senior notes, and net debt of $861.3 million. On February 1, 2005, SBA redeemed the remaining $50.0 million of its 10 1/4% senior notes and paid $55.1 million including accrued interest from cash on hand. The Company’s net debt to annualized adjusted EBITDA leverage ratio was 10.3x at March 31, 2005. Liquidity at March 31, 2005 was approximately $68.8 million, consisting of $21.0 million of cash and restricted cash, and approximately $47.8 million of additional availability under the senior credit facility.

Outlook

The Company is providing its second quarter and updating its Full Year 2005 Outlook for anticipated results from continuing operations. The Outlook reflects the Company’s change to its method of accounting for ground lease expense. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ended June 30, 2005	Current Full Year 2005 Outlook	Prior Full Year 2005 Outlook
($’s in millions)
Site leasing revenue	38.5 to 39.5	156.0 to 162.0	155.0 to 161.0
Site development revenue	19.0 to 22.0	80.0 to 90.0	80.0 to 90.0
Total revenues	57.5 to 61.5	236.0 to 252.0	235.0 to 251.0
Tower cash flow	27.5 to 28.5	111.0 to 117.0	111.0 to 117.0
Adjusted EBITDA	21.0 to 22.0	88.0 to 94.0	88.0 to 94.0
Net cash interest expense(1)	9.5 to 10.5	38.0 to 42.0	38.0 to 42.0
Non-cash interest expense(1)	7.0 to 7.5	30.0 to 31.0	30.0 to 31.0
Cash flow from operating activities	4.0 to 8.0	48.0 to 58.0	48.0 to 58.0
Non-discretionary cash capital expenditures(2)	1.0 to 1.5	4.0 to 6.0	4.0 to 8.0
Discretionary cash capital expenditures(3)	11.0 to 13.0	33.0 to 41.0	24.0 to 32.0
Equity free cash flow(4)	(5.0) to 0.0	11.0 to 24.0	9.0 to 25.0

(1)	Excludes amortization of debt issuance costs.
(2)	Consists of maintenance and general corporate capital expenditures.
(3)	Consists of new tower builds, augmentation of existing towers, ground lease purchases, tower acquisitions and related earn-outs. We plan on building 50 to 75 new towers in 2005 for our ownership. Guidance includes all completed acquisitions and approximately $8.3 million of cash consideration related to the pending acquisitions described above.
(4)	Defined as cash flow from operating activities less non-cash interest expense less non-discretionary cash capital expenditures.

Conference Call Information

SBA Communications Corporation will host a conference call Tuesday, May 3, 2005, at 10:00 A.M. EST to discuss the quarterly results. The call may be accessed as follows:

When:	Tuesday, May 3, 2005 at 10:00 A.M. Eastern Time
Dial-in number:	800-611-1148
Conference call name:	“SBA 1st Quarter Results”
Replay:	May 3, 2005 at 3:15 P.M. to May 17, 2005
at 11:59 P.M.
Number:	800-475-6701
Access Code:	779603
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward looking statements, including statements regarding (i) the Company’s expectations regarding customer activity and backlog; (ii) the Company’s second quarter 2005 and full year 2005 guidance; (iii) the Company’s expectations regarding the consummation of pending tower acquisitions by the end of the third quarter of 2005 and the type of consideration to be paid in such pending tower acquisitions; (iv) the Company’s expectations for continued growth and improvements in cash flows through the remainder of 2005; (v) the Company’s expectation that it will continue to pursue a moderate pace of tower portfolio additions focused on building and buying towers with similar growth characteristics to its existing tower portfolio; and (vi) the Company’s plan to build 50 to 75 new towers in 2005. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s report on Form 10-K filed with the Commission on March 16, 2005. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company’s ability to expand its site leasing business, (4) the Company’s ability to retain current lessees on towers, (5) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (6) the Company’s ability to increase revenues and maintain or decrease expenses and cash capital expenditures, (7) the Company’s ability to continue to comply with covenants and the terms of its senior credit facility and to access sufficient capital to fund its operations, (8) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, (9) the continued dependence on towers and outsourced site development services by the wireless communications industry, (10) the number of uncertainties, contingencies, agreements and closing requirements associated with the Company’s pending tower acquisitions as well as the Company’s ability to consummate the pending tower acquisitions by the end of the third quarter of 2005, (11) the Company’s ability to pursue a moderate pace of tower portfolio additions meeting its growth criteria; and (12) the Company’s ability to build 50 to 75 new towers in 2005.

Information on non-GAAP financial measures is presented below under “Unaudited Consolidated Statements of Operations.” This press release will be available on our website at www.sbasite.com.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 995-7670, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

Non-GAAP Financial Measures

This press release, including our 2005 Outlook, includes disclosures regarding Adjusted EBITDA, and Adjusted EBITDA margin, Net Debt and Leverage ratio, each of which are non-GAAP financial measures. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, taxes, depreciation, accretion and amortization, asset impairment charges, non-cash compensation, restructuring and other charges, and other expenses and excluding non-cash leasing revenue and non-cash ground lease expense. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability, and performance of our core operations and reflect the changes in our operating results. In addition, Adjusted EBITDA is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Neither Adjusted EBITDA, nor Adjusted EBITDA margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with generally accepted accounting principles.

The Non-GAAP measurements of Adjusted EBITDA and the Adjusted EBITDA margin have certain material limitations, including:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation and amortization expense has material limitations;

* They do not include taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations; and

* They do not include non-cash expenses such as asset impairment charges, non-cash compensation, restructuring and other charges, and other expenses and non-cash leasing revenue and non-cash ground lease expense. Because these non-cash expenses are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash expenses has material limitations.

We compensate for these limitations by using Adjusted EBITDA and the Adjusted EBITDA Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA margin for the three months ended March 31, 2005 and 2004 is calculated below:

	For the three months ended March 31,
	($’s in thousands)
	2005	2004
Loss from continuing operations	$(21,543)	$(51,500)
Interest income	(247)	(142)
Interest expense	18,144	21,923
Depreciation, accretion and amortization	21,643	22,815
Asset impairment charges	214	17
Provision for income taxes	246	233
Loss from write off of deferred financing fees and extinguishment of debt	1,486	22,217
Non-cash compensation (included in selling, general, and administrative)	115	115
Non-cash leasing revenue	(421)	(316)
Non-cash ground lease expense	1,378	1,485
Restructuring and other charges	17	163
Other income	(150)	(62)

Adjusted EBITDA(1)	$20,882	$16,948

Annualized Adjusted EBITDA(2)	$83,522	$67,792

Adjusted EBITDA margin(3)	36.1%	33.5%

(1)	Adjusted EBITDA for the three months ended June 30, 2005 and fiscal year 2005 will be calculated the same way.
(2)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.
(3)	Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the sum of total revenues minus non-cash leasing revenue.

The Non-GAAP measurements of Net Debt and Leverage ratio (which is defined as our Net Debt divided by our Annualized Adjusted EBITDA) have certain material limitations. Specifically these measurements net cash out of our debt position. Because we may not be able to use our cash to reduce our debt on a one-for-one basis, this measure may have material limitations. In addition since a component of our Leverage ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA discussed above. We compensate for these limitations by using Net Debt and our Leverage ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

Our net debt to Annualized Adjusted EBITDA leverage ratio as of March 31, 2005 is calculated below:

March 31, 2005
(in thousands)
Long term debt	$879,091
Current portion of long-term debt	3,250
Less:
Cash and cash equivalents	(19,017)
Restricted cash	(2,024)

Net debt	$861,300

Divided by:
Annualized Adjusted EBITDA	$83,528

Leverage ratio	10.3x

Tower Cash Flow and Tower Cash Flow Margin

This press release, including our 2005 Outlook, includes disclosures regarding Tower Cash Flow and Tower Cash Flow margin, which are non-GAAP financial measures. Tower Cash Flow is defined as site leasing gross profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow margin is defined as Tower Cash Flow divided by the sum of site leasing revenue minus non-cash site leasing revenue. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation used by our lenders to determine compliance with some of our debt instruments, particularly our senior credit facility. Neither Tower Cash Flow nor Tower Cash Flow margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with generally accepted accounting principles.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow margin have certain material limitations. Specifically these measurements do not include non-cash leasing revenue and non-cash ground lease expense. Because these non-cash leasing revenue and non-cash ground lease expenses are required by GAAP as they are deemed to reflect the straight-line impact of our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the cash generation of our site leasing operations.

The reconciliation of Tower Cash Flow and Tower Cash Flow margin for the three months ended March 31, 2005 and 2004 is calculated below:

	For the three months ended March 31,
	2005	2004
	($’s in thousands)
Site leasing revenue	$38,342	$33,934
Site leasing cost of revenue	12,045	11,651

Site leasing gross profit	26,297	22,283
Non-cash leasing revenue	(421)	(316)
Non-cash-ground lease expense	1,378	1,485

Tower Cash Flow(1)	$27,254	$23,452

Tower Cash Flow Margin(2)	71.9%	69.8%

(1)	Tower Cash Flow for the three months ended June 30, 2005 and fiscal year 2005 will be calculated the same way.

(2)	Tower Cash Flow margin for a particular quarterly period is Tower Cash Flow divided by the sum of site leasing revenues minus non-cash leasing revenue for such period.

Equity Free Cash Flow

This press release, including our 2005 Outlook, also includes disclosures regarding Equity Free Cash Flow which is a non-GAAP financial measure. Equity Free Cash Flow is defined as cash flow from operating activities minus non-cash interest expense minus non-discretionary cash capital expenditures. Equity Free Cash Flow is in our opinion an indicator of the amount of cash produced by our business (after treating our 9.75% senior discount notes as bearing current cash interest) that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with generally accepted accounting principles.

The use of Equity Free Cash Flow has certain material limitations. Specifically this measurement does not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these type of capital expenditures are an integral part of our normal operations, any measure that excludes these items has material limitations. We compensate for this limitation by using Equity Free Cash Flow as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow.

Equity Free Cash Flow for the three months ended March 31, 2005 and 2004 is calculated below:

	For the three months ended March 31
	2005	2004
	(in thousands)
Cash flow from operating activities	$15,998	$2,485
Non-cash interest expense	(7,342)	(7,257)
Non-discretionary cash capital expenditures	(1,102)	(1,019)

Equity free cash flow(1)	$7,554	$(5,791)

(1)	Equity free cash flow for the three months ended June 30, 2005 and fiscal year 2005 will be calculated the same way.

CONSOLIDATED STATEMENTS OF OPERATIONS

($’s in thousands)

(unaudited)

	For the three months ended March 31,
	2005	2004
Revenues:
Site leasing	$38,342	$33,934
Site development	19,962	16,925

Total revenues	58,304	50,859

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	12,045	11,651
Cost of site development	19,249	16,363

Total cost of revenues	31,294	28,014

Gross profit	27,010	22,845

Operating expenses:
Selling, general and administrative	7,200	7,181
Restructuring and other charges	17	163
Asset impairment charges	214	17
Depreciation, accretion and amortization	21,643	22,815

Total operating expenses	29,074	30,176

Operating loss from continuing operations	(2,064)	(7,331)

Other income (expense):
Interest income	247	142
Interest expense	(10,004)	(13,828)
Non-cash interest expense	(7,342)	(7,257)
Amortization of debt issuance costs	(798)	(838)
Write-off of deferred financing fees and extinguishment of debt	(1,486)	(22,217)
Other	150	62

Total other expense	(19,233)	(43,936)

Loss from continuing operations before provision for income taxes	(21,297)	(51,267)

Provision for income taxes	(246)	(233)

Loss from continuing operations	(21,543)	(51,500)

(Loss) gain from discontinued operations, net of income taxes	(170)	75

Net loss	$(21,713)	$(51,425)

	For the three months ended March 31,
	2005	2004
Basic and diluted loss per common share amounts:
Loss from continuing operations	$(0.33)	$(0.92)
Loss from discontinued operations	—	—

Net loss per common share	$(0.33)	$(0.92)

Weighted average number of common shares	65,260	55,684

Other Data:
Tower Cash Flow	$27,254	$23,452

Adjusted EBITDA	$20,882	$16,948

Equity Free Cash Flow	$7,554	$(5,791)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$19,017	$69,627
Restricted cash	2,024	2,017
Accounts receivable, net of allowances of $1,261 and $1,731 in 2005 and 2004, respectively	13,292	21,125
Other current assets	22,268	23,393
Assets held for sale	10	10

Total current assets	56,611	116,172

Property and equipment, net	742,827	745,831
Deferred financing fees, net	17,834	19,421
Other long-term assets	36,764	35,820

Total assets	$854,036	$917,244

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$24,732	$30,201
Interest payable	7,101	3,729
Long-term debt, current portion	3,250	3,250
Other current liabilities	12,253	13,823

Total current liabilities	47,336	51,003

Long-term liabilities:
Long-term debt	879,091	924,456
Deferred revenue	393	384
Other long-term liabilities	31,519	30,072

Total long-term liabilities	911,003	954,912

Shareholders’ deficit	(104,303)	(88,671)

Total liabilities and shareholders’ deficit	$854,036	$917,244

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended March 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,713)	$(51,425)
Depreciation, accretion and amortization	21,643	22,815
Other non-cash items reflected in Statements of Operations	8,088	8,130
Loss from write-off of deferred financing fees and extinguishment of debt	1,486	22,217
Changes in operating assets and liabilities	6,494	748

Net cash provided by operating activities	15,998	2,485

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,130)	(1,994)
Acquisitions and related earn-outs	(10,206)	(39)
Proceeds from sale of fixed assets	570	398
Receipt (payment) of restricted cash	(234)	(31)

Net cash used in investing activities	(13,000)	(1,666)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from employee stock purchase/option plans	277	1
Borrowings under senior credit facility, net of financing fees	—	294,402
Repayment of senior credit facility and notes payable	(813)	(151,758)
Redemption/redemption of 12% senior discount and 10 1/4% senior notes	(52,546)	(132,638)
Repayment of bank overdraft	(526)	—

Net cash provided by (used in) financing activities	(53,608)	10,007

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:	(50,610)	10,826
Beginning of period	69,627	8,338

End of period	$19,017	$19,164

	For the three months ended March 31,
	2005	2004
SELECTED CASH CAPITAL EXPENDITURE DETAIL:
Tower new build construction:
Towers completed in period	$265	$—
Towers completed in prior periods	202	482
Work in process	652	110

	1,119	592

Operating tower expenditures:
Tower upgrades/augmentations	909	383
Maintenance/improvement capital expenditures	712	480

	1,621	863
General corporate expenditures	390	539

Total cash capital expenditures	$3,130	$1,994